UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 8, 2010

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

On December 23, 2009, the Board of Directors (the “Board”) of China Agritech, Inc. (the “Company”), upon the recommendation of the Nominating Committee of the Board, expanded the membership of the Board from five to seven and at that time filled one of the vacancies created by such increase.  On January 8, 2010, the Board appointed Charles Law to fill the remaining vacancy to bring the number of members serving on the Board to seven.

The Board determined that Mr. Law is an “independent director” as that term is defined in accordance with Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC (the “Nasdaq Marketplace Rules”) and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. Mr. Law’s appointment also confirms the Company’s compliance the Nasdaq Marketplace Rules which require that a majority of the members of the Board be “independent.”

The Board also appointed Mr. Law to serve on the Compensation and Nominating Committees of the Board.

Mr. Law, age 50, has been a partner in the Beijing office of King & Wood since January 2001 and prior to that he was the managing partner at Law & Arthur.  He obtained his LL.B. from Soochow University School of Law, Taipei, and his LL.M. from the Law School of Southern Methodist University.

Mr. Law has no family relationships with any of the executive officers or directors of the Company.

On January 8, 2010, the Company entered into a director’s agreement with Mr. Law.  Pursuant to the agreement, Mr. Law is entitled to a director’s fee of $20,000 per annum, payable semi-annually.  Such fee is in addition to any fees to which he may be entitled under guidelines and rules established by us from time to time for compensating non-employee directors for their services and attending meetings of the Board and its committees.  Unless terminated by either party upon 10 days written notice, the agreement expires on the earlier of one year or Mr. Law’s removal or resignation from the Board.  Mr. Law’s agreement prevents him from competing with the business of the Company or any of its subsidiaries or affiliates, directly or indirectly, during the term of the agreement and for a period of 12 months following its termination.

Additionally, the Company entered into an indemnification agreement for directors with Mr. Law dated January 8, 2010, pursuant to which, the Company agreed to indemnify Mr. Law to the fullest extent permitted by Delaware law against expenses paid in settlement, in connection with a proceeding by the Company or in pursuit of the Company’s rights to procure a judgment in its favor, if Mr. Law acted in good faith and in a matter he reasonably believed to be in the Company’s best interests.  The Company agreed to indemnify Mr. Law against expenses actually and reasonably incurred by him in connection with a proceeding, other than a proceeding by the Company in pursuit of its rights, if Mr. Law acted in good faith and in a matter he reasonably believed to be in the Company’s best interests, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Independent Director Contract between the Company and Charles Law, dated January 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: January 8, 2010	/s/ Yu Chan
Yu Chang
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Independent Director Contract between the Company and Charles Law, dated January 8, 2010.